UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2011
DELTA PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-16203	84-1060803
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)
370 17th Street
Suite 4300
Denver, Colorado 80202
Registrant’s telephone number, including area code: (303) 293-9133
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On June 15, 2011, Delta Petroleum Corporation, or Delta, entered into a Purchase and Sale Agreement (“PSA”) with Wapiti Oil & Gas, L.L.C. (“Wapiti”) to sell its remaining non-operated interests in various non-core assets for $43.2 million, subject to adjustment in accordance with the PSA. The effective date of the transaction is June 1, 2011. The assets to be sold to Wapiti consist of Delta’s remaining non-operated working interests in the fields of the DJ Basin of Wyoming and in Texas. Wapiti previously acquired from Delta undivided working interests in the assets pursuant to a Purchase and Sale Agreement, dated July 23, 2010, and Wapiti is currently the operator of the assets. Consummation of the PSA is subject to customary closing conditions, and Delta expects the closing to occur by the end of June.
     A copy of the press release announcing entry into the PSA is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this Item 1.01 by reference. The foregoing description of the PSA does not purport to be complete and is qualified in its entirety by reference to the PSA, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Item 8.01 Other Events.
     On June 17, 2011, Delta issued a press release announcing its entry into the PSA. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description
10.1	Purchase and Sale Agreement, dated June 15, 2011, among Delta Petroleum Corporation and Wapiti Oil & Gas, L.L.C.

99.1	Delta Petroleum Corporation Press Release, dated June 17, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: June 20, 2011

Delta Petroleum Corporation
By:	/s/ Stanley F. Freedman
Stanley F. Freedman
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Purchase and Sale Agreement, dated June 15, 2011, among Delta Petroleum Corporation and Wapiti Oil & Gas, L.L.C.

99.1	Delta Petroleum Corporation Press Release, dated June 17, 2011.